EXHIBIT 10.22

UNCONDITIONAL GUARANTY OF LEASE

This UNCONDITIONAL GUARANTY OF LEASE (“Guaranty”) shall be a guaranty of that certain Lease Agreement dated June 7, 2001 by and between Cypress Court Operating Associates, Limited Partnership (“Landlord”) and AROC, Inc. (“Former Tenant”); amended by First Amendment to Lease dated November 10, 2003 (hereinafter collectively referred to as the “Lease”); assigned by Assignment and Assumption of Lease dated April 19, 2005 from Former Tenant to Southern Bay Energy, L.L.C. (“Tenant”).

The undersigned, Southern Bay Oil & Gas, L.P, a Texas limited partnership (hereinafter called “Guarantor” whether one or more), to induce Landlord named therein to execute the above described Lease and as a material consideration and inducement therefor (recognizing that without execution of this guaranty Landlord would not be willing to enter into or make such Lease with Tenant), hereby unconditionally guarantees performance and observance by Tenant of all obligations, duties covenants, agreements and conditions provided in such Lease, as same may be amended from time to time, to be performed or observed by Tenant during the term of such Lease (including specifically and without limiting the generality of the foregoing, payment by Tenant of all rental and other amounts and damages of whatsoever kind or nature which may be or become due from Tenant under the terms of or in connection with such Lease). This Guaranty is unconditional and the liability of Guarantor shall be absolute, in the same manner as if Guarantor was named in and had signed such Lease as “Tenant” thereunder. Guarantor agrees that bankruptcy insolvency, lack of corporate capacity or any other disability or impediment against enforcement of full liability of Tenant named in the foregoing Lease shall in nowise impair or affect Guarantor’s liability and obligation hereunder, and, without limitation of the foregoing, Guarantor agrees that in the event that Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or future provisions of the Bankruptcy Code, or if such a petition be filed by creditors of Tenant, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future federal or state law or if a receiver of all or part of Tenant’s property and assets is appointed by any state or federal court, no such proceeding or action taken therein shall modify, diminish or in any way affect the liability of Guarantor under this Guaranty, and the liability of Guarantor for the Tenant’s obligations under such Lease shall be of the same scope as if Guarantor had itself executed such Lease and no “rejection” and/or “termination” of such Lease in any of the proceedings referred to above shall be effective to limit, release and/or terminate the continuing liability of Guarantor to Landlord under this guaranty with respect to such Lease and such liability of Guarantor shall be unaffected by any such “rejection” and/or “termination” in said proceedings. It shall not be necessary or required in order to maintain and enforce Guarantor’s liability hereunder that demand be made upon Tenant or that action be commenced or prosecuted against Tenant or that any effort be made to enforce the liability or responsibility of Tenant for performance of its obligations or duties under or in connection with such Lease, and it shall not be required that Tenant or any other party liable on such Lease be joined in any action brought against Guarantor for enforcement of Guarantor’s liability and responsibility under this Guaranty or that judgment have theretofore been obtained against Tenant or any other party liable therefor on or in connection with any such claim. Guarantor agrees that no waiver by Landlord or forbearance or delay by Landlord in asserting or enforcing any rights or remedies of Landlord against or with respect to Tenant or any other party who may be or becomes responsible for performance of any of such Tenant’s obligations or duties shall in anywise affect, impair or release Guarantor’s liability hereunder. Likewise, Guarantor agrees that no assignment or subletting of such Lease or of all or any part of the leased premises by such Lease shall in anywise impair, affect of release Guarantor’s liability hereunder. Guarantor expressly waives and agrees that no notice of default by Tenant or other notice or demand need be given by Landlord to Guarantor as a condition of maintaining or enforcing Guarantor’s liability and obligations under this guaranty. Guarantor expressly agrees that any amendment or modification of such Lease may be made by Landlord or Tenant, as provided in such Lease, with or without the approval of Guarantor and that any such amendment will be deemed part of such Lease for purposes of this Guaranty. Likewise, Guarantor agrees that Landlord ‘s release or subordination or failure or delay to enforce or seek to realize upon any security now or hereafter held or acquired by Landlord for performance of any of the obligations or duties of Tenant under or in connection with such Lease shall in nowise impair, affect or release Guarantor’s liability hereunder, and that Landlord’s action (at Landlord’s election) in terminating such Lease or in taking or retaking possession of the leased premises as therein provided following default by Tenant shall not release or impair Guarantor’s liability hereunder and that no notice of such termination or of such entry or re-entry by Landlord need be given to Guarantor. If there be more than one guarantor included within the definition of Guarantor as that term is used herein, all obligations and terms imposed upon Guarantor by this guaranty agreement shall be joint and several as to all of such guarantors. This Guaranty shall be enforceable and shall be performed in Harris County, Texas.

WITNESS the execution hereof effective as of the later of dates indicated below.

GUARANTOR:		WITNESS:

SOUTHERN BAY OIL & GAS, L.P., a Texas limited partnership

By:	SOUTHERN BAY ENERGY, L.L.C., its General Partner

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President
Date:	4/19/05